UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 20, 2012
Yadkin Valley Financial Corporation
(Exact Name of Registrant As Specified in Its Charter)
North Carolina
(State or Other Jurisdiction of Incorporation)

000-52099	20-4495993

(Commission File Number)	(I.R.S. Employer Identification No.)

209 North Bridge Street, Elkin, NC	28621

(Address of Principal Executive Offices)	(Zip Code)
(704) 768-1161
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 20, 2012, Yadkin Valley Financial Corporation (the “Company”) filed with the Secretary of State of North Carolina Articles of Amendment to the Company's Articles of Incorporation, which (a) effected an increase in the number of authorized shares of the Company's common stock ("Voting Common Stock") from 50,000,000 shares to 100,000,000 shares and (b) created a new class of non-voting common stock, par value $1.00 per share ("Non-Voting Common Stock"). A copy of the Articles of Amendment is included as Exhibit 3.1 to this report and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 20, 2012, of the 20,003,675 shares outstanding and entitled to vote at our Special Meeting of shareholders 13,289,421 were present in person or by proxy, and the following matters were voted upon and approved by our shareholders at the Special Meeting:

1.    To approve an amendment to the Company's Articles of Incorporation to create the Non-Voting Common Stock and authorize a sufficient number of shares of such class:

For	Against	Abstain	Broker Non-Vote
11,704,291	1,211,567	152,379	221,184

2.
Pursuant to NASDAQ Marketplace Rule 5635, to approve: (i) the issuance of the shares of Voting Common Stock resulting from the conversion of the Company's Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series A (the "Series A Preferred Stock") and the exchange of certain shares of the Company's Fixed Rate Cumulative Series T Perpetual Preferred Stock (the "Series T Preferred Stock") and after the Company's Fixed Rate Cumulative Series T-ACB Perpetual Preferred Stock (the "Series T-ACB Preferred Stock" and together with the Series T Preferred Stock, the "TARP Preferred Stock"); (ii) the issuance of the shares of Non-Voting Common Stock resulting from the exchange of the TARP Preferred Stock; and (iii) the issuance of the shares of Voting Common Stock resulting from the conversion of the Non-Voting Common Stock:

For	Against	Abstain	Broker Non-Vote
11,926,924	970,236	171,076	221,185

3.	To approve an amendment to the Articles of Incorporation to increase the number of shares of Voting Common Stock available for issuance from 50,000,000 to 100,000,000:

For	Against	Abstain	Broker Non-Vote
11,341,236	1,578,221	148,780	221,184

4.    To approve a proposal for the potential adjournment of the special meeting:

For	Against	Abstain	Broker Non-Vote
11,621,122	1,535,473	132,826	—

Attached as Exhibit 99.1 is a copy of the press release relating to the results of the Special Meeting of Shareholders, which is incorporated herein by reference.

Item 8.01     Other Events

On December 26, 2012, 45,000 shares of the Series A Preferred Stock will be converted into 16,071,300 shares of the Company's Common Stock. The Series A Preferred Stock was originally issued to certain accredited investors and directors and officers of the Company on October 24, 2012 as part of a private placement transaction. The Series A Preferred Stock was subject to mandatory conversion following receipt of required shareholder approvals, which were received during the Company's Special Meeting of Shareholders held on December 20, 2012, as described above in Item 5.07. The Series A Preferred Stock will be converted into Voting Common Stock at a conversion price of $2.80 per share.

The Company entered into a Share Exchange Agreement on October 23, 2012 with certain holders (the "Preferred Stockholders") of the Company's TARP Preferred Stock. Pursuant to the Share Exchange Agreement, upon shareholder approval, the Preferred Shareholders will exchange 11,565 shares of the Series T Preferred Stock and 9,342 shares of the Series T-ACB Preferred Stock for 5,159,943 shares of the Company's Voting Common Stock and 1,965,000 shares of the Company's Non-Voting Common Stock (the "Share Exchange"). The Company intends to complete the Share Exchange on December 26, 2012. The Series T Preferred Stock and the Series T-ACB Preferred Stock will be converted into Voting Common Stock and Non-Voting Common Stock at an exchange price of $2.80 per share.

Attached as Exhibit 99.1 is a copy of the press release relating to the conversion of the Series A Preferred Stock and the closing of the Share Exchange.
SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Exhibit
3.1	Articles of Amendment to the Articles of Incorporation of Yadkin Valley Financial Corporation.
99.1	Press Release for the Special Meeting of Shareholder on December 20, 2012.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YADKIN VALLEY FINANCIAL CORPORATION
Dated: December 21, 2012	By:	/s/ Jan H. Hollar
		Name:	Jan H. Hollar
		Title:	Executive Vice President and Chief Financial Officer
"Principal Accounting Officer"